SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549




                            FORM 8-K


                         CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)      January 29, 1999


                ZIONS COOPERATIVE MERCANTILE INSTITUTION
     (Exact name of registrant as specified in its charter)

          Utah                       0-1391                87-0196220
  (State or other jurisdiction     (Commission         (IRS Employer or
       Of incorporation)           File Number)       Identification No.)


     2200 South 900 West        Salt Lake City, Utah       84137
     (Address of principal executive offices)          (Zip Code)


 Registrant's telephone number, including area code  (801) 579-6179











 Item 5.  Other Events.

          The following letter was furnished to stockholders as of January 29, 1999.

          "On January 20, 1999, the ZCMI Board of Directors voted not to pay
           a dividend for the quarter ending January 30, 1999.   Obviously,
           we are not happy with this or with the projected year-end results', says Richard H. Madsen, ZCMI President, Chairman and
           CEO.   Preliminarily we expect losses for the fiscal year ending
           1/30/99 in excess of nine million dollars. Final figures will be confirmed when the annual audit is completed in early April.'

           Our challenges this past year have come from myriad factors that have never combined at such high levels before,' notes Madsen.
            International, national, and local conditions have affected us concurrently.  We have experienced abnormal weather patterns this year. Customer confidence has been affected by stock market plunges and surges, foreign economic woes, and military action. Major construction projects near several of our stores have affected those stores. Levels of individual consumer debt have reached record highs and there has been an increase in competition at a level we have never before witnessed.'

           But ZCMI is prepared to fight back hard,' according to Madsen.
            We haven't survived over 130 years to let one bad year keep us down.  Certain segments of business historically cycle in and out, and department stores all over the country have been struggling.'

           ZCMI managed to perform above the norm for department stores throughout most of the 1990's,' according to Madsen, but as poor of a year as 1998 was, we believe the problems we experienced are common to those in the national department store industry.'

          Madsen and the ZCMI management team have already begun to implement "Project 2000," a strategic plan which includes initiatives for increasing revenues and specific steps to reduce expenses.

           In addition, ZCMI will continue with planned remodeling and
           expansion projects in Orem and St. George,' Madsen reports.   The
           Revenue Enhancement segment of our Project 2000 strategic plan puts expansion and remodeling at the top, but we're also pursuing an increased use of database marketing and marketing through the internet, improved systems technology, and we're considering new store opportunities.'

           ZCMI has paid more dividends than any other retailer we know of,' Madsen points out, but they have not always been consecutive. We've been down and come back before.'

           So if this past year has taught ZCMI anything,' confirms Madsen, it's that retailing is going to be as tough as it has always been. But when Utah's good strong economy produces near-record-breaking personal bankruptcies, we know we're part of this great economic dichotomy. Textbook retailing does not bring text book results.'

           ZCMI is adamant that in the coming years, its focus stay quite clear,' stresses Madsen, which means focusing first on the customer as a way to increase market share.

           And along with an improved profitability for the store, I'm looking forward to a renewed spirit and energy from our employees. They have always risen to the challenge."





                           SIGNATURES



 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ZIONS COOPERATIVE MERCANTILE INSTITUTION
                                        (Registrant)



                         By         Keith C. Saunders
                                   Keith C. Saunders
                              Executive Vice President, CFO, & Secretary


 Dated: February 10, 1999